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                                                                    EXHIBIT 4.46




                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                          Dated as of October 1, 1995

                                     among

                            SOUTHWEST AIRLINES CO.,
                                   as Lessee

                    BOT FINANCIAL & LEASING CORPORATION B-4,
                              as Owner Participant

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
       in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee,

                                      and

                           WILMINGTON TRUST COMPANY,
              in its individual capacity and as Indenture Trustee
               and in its capacity as Pass Through Trustee under
                 each of the two Pass Through Trust Agreements
                                 and as Holder

                       One Boeing Model 737-3H4 Aircraft
                     (Southwest Airlines 1995 Trust N605SW)
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                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

         THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT dated as of October 1, 1995 (this "Amendment") by and among (i) Southwest Airlines Co., a Texas corporation ("Lessee"), (ii) BOT Financial & Leasing Corporation B-4, a Massachusetts corporation ("Owner Participant"), (iii) Shawmut Bank Connecticut, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement ("Owner Trustee"), and (iv) Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee") and in its capacity as Pass Through Trustee under each of the two separate Pass Through Trust Agreements ("Pass Through Trustee") and as Holder, amends that certain Participation Agreement respecting the aircraft having U.S. registration number N605SW and dated as of August 1, 1995 (the "Participation Agreement"), by and among Lessee, Owner Participant, Texas Commerce Bank National Association (the "Original Loan Participant"), Owner Trustee and Indenture Trustee,

                                  WITNESSETH:

         WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement; and

         WHEREAS, the Delivery Date occurred on August 25, 1995; and

         WHEREAS, concurrently with the execution of this Amendment, the Series SWA 1995 Trust N605SW-I Certificate held by the Original Loan Participant is being refinanced by the issuance of one or more new Certificates issued to Pass Through Trustee as Holder; and

         WHEREAS, as contemplated by Section 18 of the Participation Agreement, the parties hereto desire to amend the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         Section 1. Amendment to Schedule I. Schedule I to the Participation Agreement is hereby deleted in its entirety and replaced with
Schedule I to this Agreement.

         Section 2. Amendments to Section 7(b). Section 7(b) of the Participation Agreement is hereby amended in the following manner:

                 (i) Section 7(b) is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase is hereby amended to be and read in its entirety as follows:

                 "Operative Agreement or each Pass Through Trust Agreement" and "Operative Agreements or each Pass Through Trust Agreement"





                        PARTICIPATION AMENDMENT [N605SW]
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except in the case of Section  7(b)(iii) where the phrase "Operative
Agreements" is hereby amended to be and read, in its entirety, "Operative Agreements and the Pass Through Trust Agreements."

                 (ii)     Section 7(b)(i) is hereby amended as follows:

                 (a) the following language is added immediately after the words "combined or unitary return with such Indemnified Party)" and before the words "harmless from, any and all":

                 "except that for purposes of this Section 7(b)(i) an Indemnified Party shall not include any Holder other than Original Loan Participant";

                 (b) unless as otherwise provided in (c) below, wherever the term "Certificates" is used, such term is hereby amended to be and read in its entirety as follows:

                 "Certificates and each Pass Through Certificate"; and

                 (c) the language immediately after the phrase "or the issuance, reissuance, acquisition, redemption, expiration or subsequent transfer thereof under the Trust Indenture" is hereby amended to be and read in its entirety as follows:

                 "and each Pass Through Trust Agreement, or the beneficial interest in the Trust Estate and each Pass Through Trust Estate or the creation thereof, or any payments made pursuant to any such agreement or instrument or upon or with respect to the property held by Owner Participant or by the Trust Estate or by Indenture Trustee under the Trust Indenture or the property held by Pass Through Trustee under the respective Pass Through Trust Estate, amounts payable with respect to the Certificates and each Pass Through Certificate, including withholding Taxes imposed on payments of principal, interest, Premium or Break Amount on the Certificates or payments of principal of, interest on or any other amounts payable with respect to each Pass Through Certificate that are asserted against the Owner Participant, Owner Trustee or Pass Through Trustee, as withholding agent, or otherwise with respect to or in connection with the transactions contemplated by the Operative Agreements."

         Section 3. Amendments to Section 7(c). Section 7(c) of the Participation Agreement shall be amended in the following manner:

                 (i) Section 7(c) is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase includes each Pass Through Trust Agreement.

                 (ii) Clause (d) of Section 7(c)(i) is hereby amended to be and read in its entirety as follows:





                        PARTICIPATION AMENDMENT [N605SW]
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                 "(d) the offer, sale or delivery of the Certificates or the
                 Pass Through Certificates, whether before or after the Delivery Date (the indemnity in this clause (d) to extend also to any Person who controls an Indemnified Party, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act)."

                 (iii) The final paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                 "Lessee agrees to pay the reasonable and continuing fees and expenses of Indenture Trustee (including the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and Pass Through Trustee and, as provided in Section 6.07 of the Trust Agreement, Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Costs. Lessee agrees that it will pay the reasonable fees and expenses of any separate owner trustee or co-trustee appointed pursuant to Section 9.02 of the Trust Agreement as a result of any requirement of law or if otherwise required by any Operative Agreement or if requested, or consented to, by the Lessee."

         Section 4. Amendments to Section 8. Section 8 of the Participation Agreement is hereby amended in the following respects:

                 (i) Section 8(e) is hereby amended to be and read in its entirety as follows:

                 "(e)     (i)  Pass Through Trustee hereby agrees that, except
                 as otherwise required by applicable law including, without limitation, any law which requires Pass Through Trustee to act within its own discretion, it shall not, without the prior written consent of Owner Trustee, direct Indenture Trustee to take or refrain from taking any action under the Trust Indenture that requires the approval, waiver, authorization, direction or consent of, or notice from, the Holders holding a specified percentage in principal amount of Outstanding (as defined in the Trust Indenture) Certificates unless Pass Through Trustee receives a Direction (as defined in the relevant Pass Through Trust Agreement) to so direct the Indenture Trustee from Certificateholders (as defined in the relevant Pass Through Trust Agreement) holding the same percentage of Certificates (as defined in the relevant Pass Through Trust Agreement) evidencing Fractional Undivided Interests (as defined in the relevant Pass Through Trust Agreement) in the Trust (as defined in the relevant Pass Through Trust Agreement) holding the Certificates.

                          (ii) Lessee and Pass Through Trustee hereby agree that Article X of each Pass Through Trust Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of Owner Participant.





                        PARTICIPATION AMENDMENT [N605SW]
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                          (iii)  Pass Through Trustee hereby agrees that,
                 except as otherwise required by applicable law including, without limitation, any law which requires Pass Through Trustee to act within its own discretion, if requested to do so by Owner Trustee or Owner Participant, Pass Through Trustee shall request a Direction from the relevant Certificateholders to establish whether Pass Through Trustee, in its capacity as a Holder, may direct the Indenture Trustee to take or refrain from taking any action under the Operative Agreements."

                 (ii) Section 8(l) is hereby amended by deleting the references therein to the Original Loan Participant.

                 (iii) Section 8(bb) is hereby amended to be and read in its entirety as follows:

                 "(bb)    Transfers of Debt Interests.  Except in connection
                 with any transfer pursuant to Section 17 or 18 hereof, or
                 Section 8.03(e)(ii) of the Indenture, each Holder covenants that it will not transfer its Certificate to any Person unless such Person represents and warrants in writing to such Holder, the Owner Participant and Lessee either that (a) no part of the funds used by it to acquire its Certificate constitutes `plan assets' of any `employee benefit plan' within the meaning of ERISA or any `plan' within the meaning of Section 4975(e)(1) of the Code or (b) its purchase or acquisition of such Certificate will not result in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. Any such Person shall require any transferee of its interest to make the representations and warranties in the preceding sentence."

                 (iv) Section 8(dd) is hereby amended to be and read in its entirety as follows:

                 "(dd)    Deferred Equity.  Owner Participant hereby
                 unconditionally agrees with Lessee, and only with Lessee (and not with any other party to this Agreement or the Holders of any Certificates), that, so long as no Lease Event of Default or Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) shall have occurred and be continuing, it will pay or cause to be paid to Indenture Trustee on the Deferred Equity Date sufficient funds to effect the payment of an amount (the "Deferred Equity Amount") equal to the amount due on such date in respect of accrued interest on the Certificates from the Section 18 Refinancing Date (as defined in Section 18 hereof) to and including the Deferred Equity Date. Owner Participant and Owner Trustee hereby direct the Indenture Trustee, and Indenture Trustee hereby agrees, to apply the Deferred Equity Amount to the payment of interest on the Certificates which may be due and payable pursuant to the provisions of the Trust Indenture on the Deferred Equity Date. Owner Participant agrees to make payment of the Deferred Equity Amount in immediately available funds on or before 11:00 a.m., New York City time, on the Deferred Equity Date, provided that the Owner Participant agrees to give Lessee notice by 11:00 a.m., New York City time, on the second Business Day prior to the Deferred Equity Date if it shall not make such payment. Indenture Trustee agrees to give Lessee prompt notice if it shall not have received such





                        PARTICIPATION AMENDMENT [N605SW]
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                 payment by noon, New York City time, on the Deferred Equity
                 Date. In the event Owner Participant fails to make such payment, and Lessee shall make an Advance as required by
                 Section 3.8 of the Lease, Lessee may obtain reimbursement in the manner and to the extent provided in Section 3.8 of the Lease for the Advance, together with interest on such amount at the rate described below from (and including) the date of the making of such Advance to (but excluding) the date of reimbursement by the Owner Participant or the date Lessee deducts such Advance from other payments to the extent and as provided in Section 3.8 of the Lease and, without duplication of the foregoing, shall have such remedies as may be available to it against the Owner Participant at law or in equity in respect of the recovery of any such Advance. Interest shall accrue on the amount of the Advance at an annual rate equal to 5% in excess of the Base Rate, unless the Advance is made when any Lease Event of Default or Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) shall have occurred and be continuing, in which event interest shall accrue on the amount of such Advance at the Base Rate, but in each case not to exceed the maximum rate permitted by applicable law. All amounts paid to Lessee by the Owner Participant in respect of any Advance or deducted by Lessee pursuant to Section 3.8 of the Lease shall be applied first to payment to Lessee of interest and then to payment to Lessee of amounts equal to such Advance."

         Section 5. Amendments to Section 11(f). Section 11(f) of the Participation Agreement is hereby amended such that wherever the phrase "Operative Agreement" or "Operative Agreements" is used, such phrase is hereby amended to be and read in its entirety as follows:

                 "Operative Agreement and each Pass Through Trust Agreement" and "Operative Agreements and each Pass Through Trust Agreement."

         Section 6. Amendments to Section 15. Section 15(b) of the Participation Agreement is hereby amended to be and read in its entirety as follows:

                 "(b)     Survival.  The representations, warranties,
                 indemnities and agreements of Lessee, Owner Trustee, Indenture Trustee, Owner Participant, Pass Through Trustee and any Holder provided for in this Agreement, and Lessee's, Owner Trustee's, Indenture Trustee's, Owner Participant's, Pass Through Trustee's and any Holder's obligations under any and all thereof, shall survive the making available of the Owner Participant's Commitment, the delivery or return of the Aircraft, the transfer of any interest of Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Holder in any Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement, any other Operative Agreement or the Pass Through Trust Agreements, except as otherwise expressly provided herein or therein."





                        PARTICIPATION AMENDMENT [N605SW]
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         Section 7.       Amendment to Section 16.  Section 16(b) of the
Participation Agreement is hereby amended by changing ".365%" in clause (i) thereof to read ".387295" and by changing ".625%" in clause (ii) thereof to read ".629952."

         Section 8. Amendment to Section 17. Section 17(a)(3) of the Participation Agreement is hereby amended by deleting the second parenthetical contained in clause (i) thereof.

         Section 9. Ratification. Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects.

         Section 10. Authorization to Execute Amendments. By execution of this Amendment, Owner Participant hereby authorizes, directs and instructs Owner Trustee to execute and deliver this Amendment and any and all other amendments, agreements and certificates as may be necessary as a result of the refinancing contemplated hereby and by Section 18 of the Participation Agreement.

         Section 11. Pass Through Trustee a Party. Effective as of the date hereof, Pass Through Trustee shall be a party to the Participation Agreement and shall have the rights and obligations of the Holders as set forth in the Participation Agreement, as amended hereby.

         Section 12. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 13. Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.





                        PARTICIPATION AMENDMENT [N605SW]
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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to Participation Agreement to be duly delivered in the State of New York and executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        SOUTHWEST AIRLINES CO., Lessee

                                        By  /s/ JOHN D. OWEN
                                            Treasurer

                                        BOT FINANCIAL & LEASING
                                            CORPORATION B-4,
                                            Owner Participant

                                        By  /s/ GARY P. CLINTON
                                            Senior Vice President

                                        SHAWMUT BANK CONNECTICUT,
                                            NATIONAL ASSOCIATION, in its
                                            individual capacity only as
                                            expressly provided herein and
                                            otherwise solely as Owner Trustee

                                        By  /s/ PHILIP G. KANE, JR.
                                        Title: Vice President

                                        WILMINGTON TRUST COMPANY,
                                            not in its individual capacity,
                                            except as otherwise expressly
                                            provided herein, but solely as
                                            Indenture Trustee

                                        By  /s/ DAVID A. VANASKEY, JR.
                                        Title: Senior Financial Services Officer

                                        WILMINGTON TRUST COMPANY,
                                            in its capacity as Pass Through
                                            Trustee under each of the
                                            separate Pass Through Trust
                                            Agreements and as Holder

                                        By /s/ DAVID A. VANASKEY, JR.
                                        Title: Senior Financial Services Officer




                        PARTICIPATION AMENDMENT [N605SW]
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                                   SCHEDULE I

                              Names and Addresses


Lessee:                                 Owner Trustee:
Southwest Airlines Co.                  Shawmut Bank Connecticut,
2702 Love Field Drive                   National Association
P.O. Box 36611                          777 Main Street
Dallas, Texas 75235-1611                Hartford, Connecticut 06115

Attn:  Treasurer                        Attn:  Corporate Trust
Telecopy: (214) 904-4022                Administration
                                        Telecopy:  (203) 240-7920

Owner Participant:
BOT Financial & Leasing                 Indenture Trustee and Pass Through Trustee and
Corporation B-4                         Holder:
c/o BOT Financial Corporation           Wilmington Trust Company
125 Summer Street                       Rodney Square North
Boston, Massachusetts 02110             1100 North Market Street
                                        Wilmington, Delaware 19890-0001
Attn:  Lease Administration
Telecopy:  (617)345-5154                Attn:  Corporate Trust
                                        Administration
Payment Instructions:                   Telecopy:  (302) 651-8882
The First National Bank of Boston
ABA No. 011000390                       Payment Instructions:
For the account of BOT Financial &      Wilmington Trust Company
Leasing Corporation B-4                 Wilmington, Delaware
Account No. 541-07706                   ABA No. 031100092
Reference:  1995 Southwest Airlines     For the account of Southwest
Notify:  Jerry Chason-Sokol              Airlines 1995-1
                                        Account No. 30875-0
                                        Reference:  N605SW
                                        Attn:   David A. Vanaskey
                                                Corporate Trust Administration





                        PARTICIPATION AGREEMENT [N605SW]
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